EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

Board of Directors
Airborne Freight Corporation
Seattle, Washington

We consent to the incorporation by reference in Registration
Statement Nos. 33-3713, 33-39720, 33-51651, 33-58905 and 333-
55687 of Airborne Freight Corporation and subsidiaries on
Form S-8 of our report dated February 10, 2000, incorporated by reference in this Annual Report on Form 10-K of Airborne
Freight Corporation and subsidiaries for the year ended
December 31, 1999.

/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Seattle, Washington
March 28, 2000